Item 77Q1(e)

The following document is included in Registrant's Form DEF
14A, filed July 27, 2010 (Accession No. 0000950123-10-
068232), and incorporated by reference herein:

Proposed Form of Investment Advisory Agreement between
Sterling Capital Management LLC and BB&T Funds.